UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2006
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19591 (Commission File Number)	33-0245076 (IRS Employer Identification No.)

9 Parker, Suite 100 Irvine, California (Address of principal executive offices)	92618 (Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 10, 2006, Hervé Duchesne de Lamotte, currently the Vice President Finance, Europe and General Manager of Immuno-Designed Molecules, S.A., or IDM S.A., our majority owned subsidiary in France, was appointed as our Acting Principal Financial and Accounting Officer, which position he is expected to hold until we appoint a full-time Chief Financial Officer. Mr. de Lamotte has served as Vice President Finance, Europe since August 2005 and General Manager of IDM S.A. since April 2006, and prior to that time served as Chief Financial Officer of IDM S.A. from 1998 to August 2005. One of IDM S.A.’s co-founders, Mr. de Lamotte received a degree in aerospace engineering from the École Nationale Supérieure de l’Aéronautique et de l’Espace in 1979. In 1982, he received a master’s degree in aeronautics and astronautics from the Massachusetts Institute of Technology (MIT) and, in 1985, he received a master’s of business administration degree in finance from the Sloan School of Management at MIT.
Item 7.01 Regulation FD Disclosure.
On May 15, 2006, our executive officers plan to hold meetings with institutional investors and others at a conference to be held by Rodman & Renshaw, during which they will present information regarding our company. The information to be disclosed during these meetings is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c)             Exhibits
99.1           IDM Pharma, Inc. business presentation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: May 12, 2006	By:	/s/ Jean-Loup Romet-Lemonne
Jean-Loup Romet-Lemonne, M.D.
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	IDM Pharma, Inc. business presentation.